AMENDMENT NO. 2
                               TO
                        RIGHTS AGREEMENT

     THIS AMENDMENT (this "Amendment") to the Rights Agreement (as defined below) is made and entered into as of the 25th day of May, 1999, by and between VARLEN CORPORATION, a Delaware corporation (the "Company"), and HARRIS TRUST AND SAVINGS BANK (the "Rights Agent").

                           RECITALS:

     WHEREAS, the parties hereto previously entered into a Rights
Agreement, dated as of June 17, 1996 and amended as of  September
28, 1998, between the Company and the Rights Agent (as amended the "Rights Agreement"); and

     WHEREAS, each of the Company and the Rights Agent desire to amend the Rights Agreement as set forth below.

     NOW,  THEREFORE,  the undersigned, in consideration  of  the premises, covenants and agreements contained herein and in the Rights Agreement, and other good, sufficient and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, do hereby agree as follows:

     1. Amendment. The first sentence of Section 3(a) of the Rights Agreement is hereby amended and replaced in its entirety with the following:

          Until   the   Close   of  Business   on   the
          Distribution  Date, (x) the  rights  will  be
          evidenced  (subject  to  the  provisions   of
          Section 3(b) hereof) by the certificates  for
          Common  Stock registered in the names of  the
          holders  thereof  and not by  separate  right
          Certificates,  and  (y) the  Rights  will  be
          transferable  only  in  connection  with  the
          transfer  of  Common  Stock.   As   soon   as
          practicable after the Distribution Date,  the
          Company will prepare and execute, the  Rights
          Agent  will countersign and the Company  will
          send  or  cause  to be sent (and  the  Rights
          Agent  will,  if requested, send)  by  first-
          class, insured, postage-prepaid mail, to each
          record holder of Common Stock as of the close
          of  business on the Distribution Date  (other
          than any Acquiring Person or any Associate or
          Affiliate  of  an Acquiring Person),  at  the
          address  of such holder shown on the  records
          of  the  Company,  a  Right  Certificate,  in
          substantially the form of Exhibit B hereto (a
          "Right  Certificate"), evidencing  one  Right
          (subject  to  adjustment as provided  herein)
          for  each share of Common Stock so held.   As
          of  the Distribution Date, the Rights will be
          evidenced  solely by such Right Certificates.
          The  ("Distribution  Date")  shall  mean  the
          earlier of (i) the tenth day after the  Stock
          Acquisition Date or (ii) such date as may  be
          determined   by  action  of  the   Board   of
          Directors  prior to such time as  any  Person
          becomes an Acquiring Person after the date of
          the commencement by any Person (other than an
          Exempt  Person)  of, or of the  first  public
          announcement of the intention of such  Person
          (other than an Exempt Person) to commence,  a
          tender or exchange offer the consummation  of
          which would result in any Person (other  than
          an  Exempt  Person) becoming  the  Beneficial
          Owner  of  shares of Common Stock aggregating
          15%   or  more  of  the  Common  Stock   then
          outstanding,  including, without  limitation,
          the   tender   offer  by  Track   Acquisition
          Incorporated, a wholly owned subsidiary of Amsted Industries Incorporated, disclosed on a Schedule 14D-1 filed on May 24, 1999 with the Securities and Exchange Commission and any amendment thereto.

     2. Binding Effect. This Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

     3. Execution in Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     4. Rights Agreement in Effect. Except as hereby amended, the Rights Agreement shall remain in full force and effect.

     5. Governing Law. This Amendment shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, without regard to principles of conflict of laws.

                    [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first-above written.


                              VARLEN CORPORATION

                              By:  /s/R. A. Jean
                                Name:  Raymond A. Jean
                                Title: President and Chief
                                       Executive Officer



                              HARRIS TRUST AND SAVINGS BANK


                              By:  /s/Dennis M. Sneyers
                                Name:  Dennis M. Sneyers
                                Title: Vice President